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                                                                    EXHIBIT 10.8

November 1, 1993



Mr. Paul E. Szurek
Secretary
Property Trust of America
1790 Commerce Park Drive
El Paso, Texas 79912

Re:  AMENDMENT TO MANAGEMENT AGREEMENT

Dear Paul:

This letter shall serve as an Amendment to the original property management agreement dated September 1, 1991 between Property Trust of America ("PTR") and WilsonSchanzer, Inc. and each subsequent Annexation letter.

It is understood and agreed that effective October 1, 1993, PTR agrees to pay WilsonSchanzer, Inc. the following property management fees with respect to each property owned by PTR and managed by WilsonSchanzer, Inc.:

     1.  MANAGEMENT FEE:  A fee of 4% of the monthly gross collections.

     2. MODERNIZATION, REHAB OR CONSTRUCTION - WHETHER PLANNED OR DUE TO NATURAL DISASTER: Fees to be negotiated on a project-by-project basis.

     3. DIRECT COSTS AND OTHER CHARGES: Reimbursement to WilsonSchanzer, Inc. of the actual costs approved pursuant to the November 16, 1993 Memorandum of Chris Harris, which is attached hereto and incorporated herein by reference, under the column titled "New Agreement."

     4. COURTROOM TESTIMONY AND PLANS: A range of $30 to $150 per hour for preparation, depositions, and court time.

THE FOLLOWING COSTS AND CHARGES IN THE ORIGINAL AGREEMENT ARE HEREBY ELIMINATED:
CORPORATE CHARGES, THE DIRECT COSTS OF OVERNIGHT MAIL, COURIER SERVICES, LONG DISTANCE AND FACSIMILE, AND TRAINING COSTS.


Yours truly,                  AGREED TO:

WilsonSchanzer, Inc.

/s/ C. Christopher Harris              /s/ Paul E. Szurek
_______________________________        _______________________________
C. Christopher Harris                  Paul E. Szurek, Secretary
 Chief Financial Officer
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                                       Property Trust of America

                                             11-01-93
                                       Date:_______________________